UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2013

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3980 Premier Drive

High Point, North Carolina 27265

(Address of principal executive offices)

(336) 476-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02.         Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2013, BNC Bancorp (the “Company”), and its wholly-owned subsidiary, Bank of North Carolina (the “Bank”), entered into employment agreements effective July 1, 2013 with two members of its senior management team: Richard D. Callicutt, II, President and Chief Executive Officer, and David B. Spencer, Senior Executive Vice President and Chief Financial Officer (each an “Executive”).

Mr. Callicutt will receive a base salary under his Employment Agreement of no less than $475,000, which is subject to annual increases as determined by the Company’s Board of Directors. Mr. Callicutt is also eligible to earn an annual bonus award based upon the achievement of performance objectives set by the Company’s Board of Directors or Compensation Committee, with a target annual bonus equal to 40% of his base salary.

Mr. Spencer will receive a base salary under his Employment Agreement of no less than $400,000, which is subject to annual increases as determined by the Company’s Board of Directors. Mr. Spencer is also eligible to earn an annual bonus award based upon the achievement of performance objectives set by the Company’s Board of Directors or Compensation Committee, with a target annual bonus equal to 35% of his base salary.

Each of the Employment Agreements provides for a term of three years, beginning July 1, 2013, with automatic annual extensions on each annual anniversary date, unless the Company gives the Executive notice at least 90-days prior to the annual anniversary date that the employment period will not be extended. If the Company terminates the Executive’s employment for reasons other than cause, death or disability, or the Executive terminates employment for good reason, the Executive will generally be entitled to receive: (1) accrued but unpaid base salary and vacation pay through his termination date; (2) reimbursement of expenses incurred prior to his termination date; (3) any unpaid bonus amounts, if then determinable, for the preceding fiscal year; (4) a pro-rated bonus amount for any bonus earned in the year of termination; and (5) an amount equal to 1.5 times the sum of his (A) annual base salary and (B) target bonus. In the event that the Executive’s employment is terminated within two years following a change in control, the Executive will receive an amount equal to three times the sum of his (A) annual base salary and (B) target bonus.

Each Employment Agreement also: (1) contains a confidentiality provision; (2) contains non-competition and non-solicitation provisions for the 15-month period following the Executive’s termination; and (3) amends Section 7.14 of the Salary Continuation Agreement of the Executive, which deals with treatment of any payments under Section 4999 and Section 280G of the Internal Revenue Code.

The foregoing summaries of the Employment Agreements of the Executives are not complete and are qualified in their entirety by reference to the full text of the respective Employment Agreement, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated as of June 28, 2013 among BNC Bancorp, Bank of North Carolina and Richard D. Callicutt, II

10.2	Employment Agreement dated as of June 28, 2013 among BNC Bancorp, Bank of North Carolina and David B. Spencer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2013

BNC BANCORP

By:	/s/ David B. Spencer
David B. Spencer
Senior Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated as of June 28, 2013 among BNC Bancorp, Bank of North Carolina and Richard D. Callicutt, II

10.2	Employment Agreement dated as of June 28, 2013 among BNC Bancorp, Bank of North Carolina and David B. Spencer